Registration No. 333-68516
POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
(Exact name of Registrant as specified in its charter)

South Carolina 56-2128483
(State or other jurisdiction of (I.R.S. Employer Identification No.) incorporation or organization)

1426 Main Street
Columbia, South Carolina 29201
(803) 217-9000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Francis P. Mood, Jr., Esq.
Senior Vice President and General Counsel
SCANA Corporation
1426 Main Street
Columbia, South Carolina 29201
(803) 217-8634
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John W. Currie, Esq.
McNair Law Firm, P.A.
1301 Gervais Street - 17th Floor
Columbia, SC 29201
(803) 799-9800

          Approximate date of commencement of proposed sale to the public: Not Applicable.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ⁪

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ⁪

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ⁪

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ⁪

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ⁪

DEREGISTRATION OF SECURITIES

Public Service Company of North Carolina, Incorporated (the “Company”) filed Registration Statement No. 333-68516 on Form S-3 with the Securities and Exchange Commission on August 28, 2001 (the “Registration Statement”) pursuant to which it registered $300,000,000 Medium Term Notes. The Company has not issued any of such Medium Term Notes, all of which remain unsold. This Post-Effective Amendment No. 1 to the Registration Statement is filed to deregister all Medium Term Notes that have not been issued and remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on January 29, 2007.

(REGISTRANT)	Public Service Company of North Carolina, Incorporated

By:	/s/William B. Timmerman
(Name & Title):	William B. Timmerman, Chairman of the Board, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

(i) Principal executive officer:

By:	/s/William B. Timmerman
(Name & Title):	William B. Timmerman, Chairman of the Board, Chief Executive Officer and Director

Date:	January 29, 2007

(ii) Principal financial officer:

By:	/s/Jimmy E. Addison
(Name & Title):	Jimmy E. Addison, Senior Vice President-Finance and Chief Financial Officer

Date:	January 29, 2007

(iii) Principal accounting officer:

By:	/s/James E. Swan, IV
(Name & Title):	James E. Swan, IV, Controller

Date:	January 29, 2007

(iv) Other Directors:

*B. L. Amick; J. A. Bennett; W. C. Burkhardt; D. M. Hagood; W. H. Hipp; L. M. Miller; M. K. Sloan;
  H. C. Stowe and G. S. York

* Signed on behalf of each of these persons by William B. Timmerman, Attorney-in-Fact

Date:	January 29, 2007

Director who did not sign:

S. A. Decker